     As filed with the Securities and Exchange Commission on April 30, 1998

                                                   Registration No.
                                                                   ------------
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             COOPER INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Ohio                                           31-4156620
   (State or Other Jurisdiction of                         (I.R.S. Employer
    Incorporation or Organization)                        Identification No.)

      600 Travis, Suite 5800                                     77002
            Houston, Texas                                     (Zip Code)
  (Address of Principal Executive Offices)

                             COOPER INDUSTRIES, INC.
              AMENDED AND RESTATED MANAGEMENT ANNUAL INCENTIVE PLAN
                            (Full Title of the Plan)
                              --------------------

                               Diane K. Schumacher
                     Senior Vice President, General Counsel
                                  and Secretary
                             600 Travis, Suite 5800
                              Houston, Texas 77002
                     (Name and Address of Agent for Service)
                                 [713] 209-8400
          (Telephone Number, Including Area Code, of Agent for Service)
                              --------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                               Proposed      Proposed
                                                               Maximum        Maximum
Title of Securities          Amount             Offering      Aggregate      Amount of
      to be                   to be            Price Per      Offering     Registration
    Registered             Registered(1)         Share          Price          Fee

-----------------------------------------------------------------------------------------------

Common Stock, $5.00        500,000 Shs         $64.09(2)     $32,045,000     $9,453.28
   Par Value
===============================================================================================


(1) Includes an undeterminable number of additional shares which may become issuable pursuant to antidilution provisions of the Plan.

(2) Average of high and low prices of such stock on the New York Stock Exchange on April 27, 1998.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Cooper Industries, Inc. ("Cooper" or "Company"), are incorporated herein by reference and made a part hereof: (a) Annual Report on Form 10-K for the year ended December 31, 1997; (b) Current Report on Form 8-K dated January 26, 1998; (c) Current Report on Form 8-K dated February 2, 1998; (d) Current Report on Form 8-K dated April 3, 1998; (e) Current Report on Form 8-K dated April 22, 1998; and (f) the descriptions of Cooper's Common Stock, par value $5.00 per share, and associated preferred stock purchase rights set forth in the Registration Statements on Form 8-A filed December 23, 1974 and August 15, 1997, respectively, including any amendment or report filed for the purpose of updating such descriptions.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities registered hereunder that remain unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         The consolidated financial statements of Cooper for the year ended December 31, 1997, incorporated by reference in Cooper's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The opinion as to the legality of the securities registered hereunder is being given by Diane K. Schumacher, Senior Vice President, General Counsel and Secretary of the Company. Ms. Schumacher is the beneficial owner of 7,035 shares of the Company's Common Stock (including 522 shares the receipt of which has been deferred pursuant to the Company's Amended and Restated Management Annual Incentive Plan) and holds options to purchase 32,600 shares of the Company's Common Stock.

Item 6.           Indemnification of Directors and Officers.

         Section 1701.13 of the General Corporation Law of the State of Ohio contains detailed provisions for indemnification of directors and officers of Ohio corporations against expenses, judgments, fines and settlements in connection with litigation. The Company's Articles of Incorporation and its Directors' and Officers' Liability Insurance Policy provide for indemnification and insurance, respectively, of the directors and officers of the Company against certain liabilities.

         In addition, on February 17, 1987 the Board of Directors authorized the Company to enter into indemnification agreements with the directors and certain officers that may be designated from time to time by the Board of Directors. The Board's action was approved by the shareholders at their Annual Meeting on April 28, 1987. The indemnification agreements contain provisions for indemnification against expenses, judgments, fines and settlements in connection with threatened or pending litigation, inquiries or investigations that arise out of the director's or officer's acts or omissions in his or her capacity as a director or officer of the Company.

Item 7.           Exemption from Registration Claimed.

         Not Applicable.

Item 8.           Exhibits.

         The following is a list of Exhibits filed with this Registration
Statement:

         4.1 Twenty-Seventh Amended Articles of Incorporation of the Company(incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K dated August 5, 1997).

         4.2 Rights Agreement dated as of August 5, 1997 between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed with the Commission on August 15, 1997).

         4.3      Amended and Restated Management Annual Incentive Plan.

         5.1 Opinion of Diane K. Schumacher as to legality of securities being issued.

         23.1     Consent of Diane K. Schumacher (included in Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP, Independent Auditors.

         24.1 Powers of Attorney from members of the Company's Board of Directors (included on pages II- 5 and II-6).

Item 9.           Undertakings.

         "The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 28, 1998.

                                 COOPER INDUSTRIES, INC.



                                 By /s/ DIANE K. SCHUMACHER
                                    ------------------------------------------
                                    Diane K. Schumacher
                                    Senior Vice President, General Counsel
                                        and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Diane K. Schumacher and Karen E. Herbert and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement, to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as such person might or could do in person thereby ratifying and confirming all that said attorneys-in-fact or either of them, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



 /s/ H. JOHN RILEY, JR.                    Chairman, President and                 April 28, 1998
------------------------------             Chief Executive Officer
     H. John Riley, Jr.                    (Director and Principal
                                            Executive Officer)



 /s/ D. BRADLEY MCWILLIAMS                 Senior Vice President and               April 28, 1998
------------------------------             Chief Financial Officer
     D. Bradley McWilliams                 (Chief Financial Officer)




 /s/ TERRY A. KLEBE                        Vice President and Controller           April 29, 1998
------------------------------             (Chief Accounting Officer)
     Terry A. Klebe



 /s/ WARREN L. BATTS                       Director                               April 28, 1998
------------------------------
     Warren L. Batts




 /s/ALAIN J.P. BELDA                       Director                               April 28, 1998
------------------------------
    Alain J.P. Belda



 /s/ROBERT M. DEVLIN                       Director                               April 28, 1998
------------------------------
    Robert M. Devlin



 /s/CLIFFORD J. GRUM                       Director                               April 28, 1998
------------------------------
    Clifford J. Grum



 /s/ LINDA A. HILL                         Director                               April 28, 1998
------------------------------
     Linda A. Hill



 /s/ HAROLD S. HOOK                        Director                               April 28, 1998
------------------------------
     Harold S. Hook



 /s/ CONSTANTINE S. NICANDROS              Director                               April 28, 1998
------------------------------
     Constantine S. Nicandros



------------------------------             Director                               April _____, 1998
     Frank A. Olson



 /s/ JOHN D. ONG                           Director                               April 28, 1998
------------------------------
     John D. Ong



 /s/ SIR RALPH H. ROBINS                   Director                               April 28, 1998
------------------------------
     Sir Ralph H. Robins



 /s/ JAMES R. WILSON                       Director                               April 28, 1998
------------------------------
     James R. Wilson


                                  EXHIBIT INDEX




Exhibit No.            Description
-----------            -----------
4.1                    Twenty-Seventh Amended Articles of Incorporation of the
                       Company (incorporated herein by reference to Exhibit 3.1
                       to the Company's Form 8-K dated August 5, 1997).

4.2                    Rights Agreement dated as of August 5, 1997 between the
                       Company and First Chicago Trust Company of New York, as
                       Rights Agent (incorporated herein by reference to Exhibit
                       4.1 to the Company's Registration Statement on Form 8-A filed with the Commission on August 15, 1997).

4.3                    Amended and Restated Management Annual Incentive Plan.

5.1 Opinion of Diane K. Schumacher as to legality of securities being issued.

23.1                   Consent of Diane K. Schumacher (included in Exhibit 5.1).

23.2                   Consent of Ernst & Young LLP, Independent Auditors.

24.1 Powers of Attorney from members of the Company's Board of Directors (included on Pages II-5 and II- 6).
